EXHIBIT 32.2

CONTANGO ORE, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Quarterly Report of Contango ORE, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2021 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Leah Gaines, Chief Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 11, 2021

/s/ LEAH GAINES
Leah Gaines
Chief Financial and Accounting Officer